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                                                                   EXHIBIT 12(b)

Benny T. Hu, Chief Executive Officer, and Adelina Louie, Chief Financial Officer of The Taiwan Fund, Inc. (the "Fund"), each certify that:

1. This Form N-CSR filing for the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:   /s/ Andrew Chen
      ------------------------------------------------
      Andrew Chen
      Chief Executive Officer of The Taiwan Fund, Inc.

Date: November 8, 2007

By:   /s/ Adelina Louie
      ------------------------------------------------
      Adelina Louie
      Chief Financial Officer of The Taiwan Fund, Inc.

Date: November 8, 2007

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